UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2012

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd. Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Disclosure of Results of Operations and Financial Condition.

On May 10, 2012, PSS World Medical, Inc. (the “Company”) issued a press release in which the Company announced its financial results for the three and twelve months ended March 30, 2012. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference. In connection with the press release, the Company has also made available certain supplemental financial information (the “Financial Supplement”) for the three and twelve months ended March 30, 2012, which may be found on the Company’s website at www.pssworldmedical.com. This Financial Supplement is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The Financial Supplement contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company has provided reconciliations within the Financial Supplement of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company provides non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supersede or replace the Company’s GAAP results.

Item 2.05.	Costs Associated with Exit and Disposal Activities.

On May 8, 2012, the Company’s Board of Directors approved a strategic transformation plan, focusing on four lines of business– Physician Services, Laboratory Services, Dispensing Services, and Home Care Services.

The restructuring plan will include the proposed sale of two business units serving skilled nursing facilities and specialty dentist practices, integration of all warehouse operations into one common distribution infrastructure, as well as a redesign of the shared service and field support functions. These efforts are expected to significantly reduce operating costs while streamlining decision making and improving service. The Company expects to complete the restructuring plan within the next several fiscal years.

The Company is currently unable to make a good faith estimate of the amount or range of amounts expected to be incurred in connection with the strategic transformation plan, both with respect to each major type of cost associated therewith and with respect to the total cost, or an estimate of the amount or range of amounts that will result in future cash expenditures for such transaction. After the Company makes a determination of such estimates or range of estimates, it will provide applicable additional disclosures.

A press release related to the Company’s strategic transformation plan is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

During its fiscal year ended March 30, 2012 conference call and live webcast, the Company disclosed estimates related to market size and the Company’s future proportionate market share for the four lines of business created as part of the strategic transformation plan. A link to this event and online replay may be found in the Investor Relations section of the Company’s website, www.pssworldmedical.com, under the heading “Events and Presentations.”

Item 8.01.	Other Events.

On May 10, 2012, the Company announced the purchase of three strategic acquisitions, two laboratory service companies and one physician office dispensing company. The press release is attached as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated May 10, 2012 with respect to the Registrant’s financial results for the three and twelve months ended March 30, 2012.

99.2	Financial Supplement for the three and twelve months ended March 30, 2012.

99.3	Press Release dated May 10, 2012 with respect to the Registrant’s strategic transformation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2012

PSS WORLD MEDICAL, INC.

By:	/s/ David M. Bronson
	Name:	David M. Bronson
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated May 10, 2012 with respect to the Registrant’s financial results for the three and twelve months ended March 30, 2012.

99.2	Financial Supplement for the three and twelve months ended March 30, 2012.

99.3	Press Release dated May 10, 2012 with respect to the Registrant’s strategic transformation plan.